EXHIBIT 1.1

1,200,000 Units

Consisting of

1,200,000 Shares of Common Stock

and

1,200,000 Warrants to Purchase Common Stock

ARENA RESOURCES, INC.

UNDERWRITING AGREEMENT

                    , 2004

Neidiger, Tucker, Bruner, Inc.

1675 Larimer Street, Suite 300

Denver, Colorado 80202

Lane Capital Markets

263 Queens Grant Road

Fairfield, Connecticut 06824

Dear Sirs:

Arena Resources, Inc., a Nevada corporation (the “Company”), hereby confirms its agreement with you (who are sometimes hereinafter referred to as the “Representatives”) and with the other members of the underwriting group (the “Underwriters”) named on Schedule 1 hereto as follows:

1. Introductory. Subject to the terms and conditions contained herein, the Company proposes to issue and sell to the Underwriters 1,200,000 Units (the “Units”) consisting of 1,200,000 shares of common stock (the “Common Stock”) and 1,200,000 redeemable warrants to purchase Common Stock (the “Warrants”). The Common Stock and Warrants shall be offered and sold together as Units and the Units will be traded on the American Stock Exchange. Until notice is given by the Company (“Notice of Separation”) to holders of the Units and to the American Stock Exchange at which time the Units will be deemed separated and the Common Stock and Warrants shall thereafter be traded only on a separate basis. The separation of the Units into shares of Common Stock and Warrants will occur upon the earlier of one year from the date of this Agreement or 30 days after such Notice of Separation is given. However, the

Company shall not allow separation of the Units until the earlier to occur of 60 days immediately following the date of this Agreement or exercise by the Underwriters of their entire overallotment option described below. For the purpose of this Agreement, references hereinafter to Units, Common Stock and Warrants shall sometimes be referred to as the “Securities” where appropriate. In addition, solely for the purpose of covering over-allotments, the Company grants to the Representatives options to purchase up to an additional 180,000 Units (the “Additional Securities”), which options to purchase shall be exercisable, in whole or in part, from time to time during the sixty (60) day period commencing on the date on which the Registration Statement (as hereinafter defined) is initially declared effective (the “Effective Date”) by the Securities and Exchange Commission (the “Commission”).

Each Warrant will entitle the holder to purchase one share of Common Stock (a “Warrant Share”) at a price equal to 120% of the offering price of the Units during the four year exercise period of the Warrants, subject to the Company’s right of redemption. The Warrants may be redeemed by the Company commencing one year from the Effective Date of the Registration Statement upon at least 30 days prior written notice, in whole but not in part, at a price of $0.10 per Warrant provided the closing bid price for the Company’s Common Stock is at least 160% of the offering price of the Units during each day of the twenty (20) trading days immediately preceding the date of the Company’s written notice of redemption; provided, that notice of any such redemption must be given not more than five days after such 20 day trading period. The terms and provisions of the Warrants shall be governed by a warrant agreement between the Company and its transfer agent (the “Warrant Agreement”), which Warrant Agreement will contain, among other provisions, anti-dilution protection for warrantholders on terms acceptable to the Representatives. The Units, Common Stock, Warrants and Additional Securities are more fully described in the Prospectus referred to below. All references to the Company below shall be deemed to include, where appropriate, the Company’s subsidiaries, if any.

2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

a. The Company has filed with the Commission a registration statement, and may have filed one or more amendments thereto, on Form SB-2 (Registration No. 333-                    ), including in such registration statement and each such amendment a facing sheet, the information called for by Part I, audited financial statements for the past two fiscal years and any such other period as may be appropriate, the information called for by Part II, the undertakings to deliver certificates, file reports and file post-effective amendments, the required signatures, consents of experts, exhibits, a related preliminary prospectus (a “Preliminary Prospectus”) and any other information or documents which are required for the registration of the Units, Common Stock and Warrants, the Warrant Shares, the Additional Securities, the Representatives’ purchase options and underlying Common Stock (hereinafter collectively referred to as the “Representatives’ Options” as more fully described in Section 5(o)), under the Securities Act of 1933, as amended (the “Act”). As used in this Agreement, the term “Registration Statement” means such registration statement, including incorporated documents, all exhibits and consolidated financial statements and schedules thereto, as amended, when it becomes effective, and shall include information with respect to the Units, the Common Stock, the Warrants, the Warrant Shares, the Additional Securities, and the Representatives’ Options, and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the General Rules and Regulations promulgated under the Act (the “Regulations”), which information is deemed to be included therein when it becomes effective as provided by Rule 430A; the term “Preliminary Prospectus” means each prospectus included in the Registration Statement or any amendments thereto, before it becomes effective under the Act and any prospectus filed by the Company with the consent of the Representatives pursuant to Rule 424(a) of the Regulations; and the term “Prospectus” means the final prospectus included as part of the Registration Statement, except that if the prospectus relating to the securities covered by the Registration Statement in the form first filed on behalf of the Company with the Commission pursuant to Rule 424(b) of the Regulations shall differ from such final prospectus, the term “Prospectus” shall mean the prospectus as filed pursuant to Rule 424(b) from and after the date on which it shall have first been used.

b. When the Registration Statement becomes effective, and at all times subsequent thereto, to and including the Closing Date (as defined in Section 3) and each Additional Closing Date (as defined in Section 3), and during such longer period as the Prospectus may be required to be delivered in connection with sales by the

Representatives or any dealer, and during such longer period until any post-effective amendment thereto shall become effective, the Registration Statement (and any post-effective amendment thereto) and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement to the Registration Statement or the Prospectus) will contain all statements which are required to be stated therein in accordance with the Act and the Regulations, will comply with the Act and the Regulations, and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no event will have occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not then been set forth in such an amendment or supplement; and no Preliminary Prospectus, as of the date filed with the Commission, included any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that no representation or warranty is made in this Section 2(b) with respect to statements or omissions made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto.

c. Neither the Commission nor the “blue sky” or securities authority of any jurisdiction has issued an order (a “Stop Order”) suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, refusing to permit the effectiveness of the Registration Statement, or suspending the registration or qualification of the Units, the Common Stock, the Warrants, the Warrant Shares, or the Representatives’ Options, nor has any of such authorities instituted or threatened to institute any proceedings with respect to a Stop Order.

d. Any contract, agreement, instrument, lease, or license required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement.

e. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the business in the manner described in the Prospectus. The Company is duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualifications necessary. The Company has no subsidiaries except as disclosed in the Prospectus.

f. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, $.001 par value, of which                      shares of Common Stock are issued and outstanding,                      shares of Common Stock are reserved for issuance upon the exercise or conversion of currently outstanding options and warrants, and 10,000,000 shares of Preferred Stock, $.001 par value, of which no shares are issued and outstanding. Each outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth above, and as may be properly described in the Prospectus.

g. (i) The financial statements of the Company included in the Registration Statement and the Prospectus fairly present with respect to the Company the financial position, the results of operations, and the other information purported to be shown therein at the respective dates and for the respective periods to which they apply. Such financial statements have been prepared in accordance with accounting principles generally accepted in the United States, except to the extent that certain footnote disclosures regarding any stub period may have been omitted in accordance with the applicable rules of the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company. The accountants whose report on the audited financial statements is filed with the Commission as a part of the Registration Statement are, and during the periods covered by their report(s) included in the Registration Statement and the Prospectus were, independent certified public accountants with respect to the Company within the meaning of the Act and the Regulations. No other financial statements are required by Form SB-2 or otherwise to be included in the Registration Statement or the Prospectus. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Registration Statement or the Prospectus, except as may be properly described in the Prospectus.

(ii) The engineering report prepared by Lee Keeling and Associates, Inc. and dated as of January 1, 2004 is true and correct in all respects and was prepared in accordance with generally accepted oil and gas engineering standards. All information provided by the Company to Lee Keeling and Associates, Inc. was true and correct in all respects and there was no omission by the Company of information necessary to make the information provided not misleading. Lee Keeling and Associates, Inc. is a registered professional engineering firm and is independent with respect to the Company and its officers, directors and 5% or more stockholders.

h. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, or, to the knowledge of the Company, threatened, or in prospect with respect to the Company or any of its operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

i. The Company has good and marketable title to all real properties and oil and gas leases and good title to all other properties and assets which the Prospectus indicates are owned or leased by it, free and clear of all liens, security interests, pledges, charges, encumbrances, and mortgages except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. No real property owned, leased, licensed, or used by the Company lies in an area which is, or to the knowledge of the Company will be, subject to restrictions which would prohibit, and no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, licensing, or use of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, licensing, exploration, development or production or use of such real property in the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting, except as may be properly described in the Prospectus or such as in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company.

j. Neither the Company nor any other party is now or is expected by the Company to be in violation or breach of, or in default with respect to complying with, any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company, and each such contract, agreement, instrument, lease, license, arrangement, and understanding is in full force and is the legal, valid, and binding obligation of the parties thereto and is enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. The Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter document) or bylaws.

k. All trademarks, trademark applications, trade names, service marks, copyrights, franchises, technology, know-how and other intangible properties and assets (all of the foregoing being herein called “Intangibles”) that the Company owns or has pending, or under which it is licensed, are in good standing and uncontested. Except as otherwise disclosed in the Prospectus, the Intangibles are owned by the Company, free and clear of all liens, security interests, pledges, and encumbrances. All registered trademarks used by the Company to identify its services are protected by registration in the name of the Company on the principal register of the United States Patent Office. There is no right under any Intangible necessary to the business of the Company as presently conducted or as the Prospectus indicates it contemplates conducting (except as may be so designated in the Prospectus). The Company has not infringed, is not infringing, and has not received notice of infringement with respect to asserted Intangibles of others. To the knowledge of the Company, there is no infringement by others of Intangibles of the Company. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

l. Neither the Company nor any director, officer, agent, employee, or other person associated with or acting on behalf of the Company has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company has not accepted any material advertising allowances or marketing allowances from suppliers to the Company and, to the extent any advertising allowance has been accepted, the Company has provided proper documentation to the supplier with respect to advertising as to which the advertising allowance has been granted. The Company has no outstanding loans to any officer or director.

m. The Company has all requisite power and authority to execute and deliver, and to perform thereunder each of this Agreement, the Warrants, the Representatives’ Options and the Consulting Agreement described in Section 5(dd). All necessary corporate proceedings of the Company have been duly taken to authorize the execution and delivery, and performance thereunder by the Company of this Agreement, the Warrants, the Representatives’ Options and the Consulting Agreement. This Agreement has been duly authorized, executed, and delivered by the Company, is a legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. Each of the Warrants and the Consulting Agreement has been duly authorized by the Company and, when executed and delivered by the Company, will each be a legal, valid, and binding obligation of the Company, and will be enforceable against the Company in accordance with its respective terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution and delivery, or performance thereunder by the Company of this Agreement, the Warrants, the Representatives’ Options or the Consulting Agreement except filings under the Act which have been or will be made before the Closing Date and such consents consisting only of consents under “blue sky” or securities laws which are required in connection with the transactions contemplated by this Agreement and which have been obtained at or prior to the date of this Agreement. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution or delivery, or performance thereunder of this Agreement, the Warrants, the Representatives’ Options or the Consulting Agreement; and the execution and delivery, and performance thereunder of this Agreement, the Warrants, the Representatives’ Options and the Consulting

Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Articles of Incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.

n. The Units, the Common Stock, the Warrants, the Warrant Shares, the Additional Securities and the Representatives’ Option Securities are validly authorized and reserved for issuance. The Units, including the Common Stock and Warrants, when issued and delivered in accordance with this Agreement, the Warrant Shares, when issued and delivered upon exercise of the Warrants, the Common Stock underlying the Representatives’ Option Securities, when issued and delivered upon exercise of the Representatives’ Options, upon payment of the exercise price therefor, will be validly issued, fully paid, and nonassessable, without any personal liability attaching to the ownership thereof, and will not be issued in violation of any preemptive rights of stockholders, and purchasers of any of the foregoing will receive good title thereto, all such title free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders’ agreements, and voting trusts.

o. The Units, the Common Stock, the Warrants, the Warrant Shares, the Additional Securities and the Representatives’ Options conform to all statements relating thereto contained in the Registration Statement and the Prospectus.

p. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be properly described in the Prospectus, the Company has not (i) issued any securities or incurred any liability or obligation, primary or contingent, for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

q. Neither the Company nor any of its officers, directors, or affiliates (as defined in the Regulations), has taken or will take, directly or indirectly, prior to the termination of the distribution of securities contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or which has caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Units, the Common Stock or the Warrants.

r. The Company has not incurred any liability for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

s. The Company has obtained from each officer, director and person who beneficially owns 5% or more of the shares of the Company’s Common Stock or derivative securities convertible into shares of the Company’s Common Stock his or her enforceable written agreement that for a period of 12 months from the Effective Date, he, she or it will not, without the Representatives’ prior written consent, offer, sell, contract to sell, pledge, hypothecate, or grant any option to purchase, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any security or other instrument convertible into or exchangeable for shares of Common Stock (except that, subject to compliance with applicable securities laws, any such officer, director or stockholder may transfer his, her or its stock in a transaction specified in such agreement, provided that any such transferee shall agree, as a condition to such transfer, to be bound by the restrictions set forth in the agreement).

t. Except as otherwise provided in the Registration Statement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement.

u. The Company is eligible to use Form SB-2 for registration of the Units, the Common Stock, the Warrants, the Warrant Shares, the Additional Securities and the Representatives’ Options.

v. No unregistered securities of the Company or of a predecessor of the Company have been sold by the Company or a predecessor within three years prior to the date hereof, except as described in the Registration Statement.

w. Except as set forth in the Prospectus, there is and at the Closing Date there will be no action, suit or proceeding before any court, arbitration tribunal or governmental agency, authority or body pending or, to the knowledge of the Company, threatened which might result in judgments against the Company not adequately covered by insurance or which collectively might result in any material adverse change in the condition (financial or otherwise), the business or the prospects of the Company or would materially affect the properties or assets of the Company.

x. The Company has filed all federal and state tax returns which are required to be filed by it and has paid all taxes shown on such returns and all assessments received by it to the extent such taxes have become due. All taxes with respect to which the Company is obligated have been paid or adequate accruals have been set up to cover any such unpaid taxes.

y. Except as set forth in the Prospectus:

(i) The Company has obtained all permits, licenses and other authorizations which are required under the Environmental Laws for the ownership, use and operation of each location operated or leased by the Company (the “Property”), all such permits, licenses and authorizations are in effect, no appeal nor any other action is pending to revoke any such permit, license or authorization, and the Company is in full compliance with all terms and conditions of all such permits, licenses and authorizations.

(ii) The Company and the Property are in material compliance with all Environmental Laws including, without limitation, all restrictions, conditions, standards, limitations, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

(iii) The Company has not, and to the best knowledge of the Company’s executive officers, no other person has, released, placed, stored,

buried or dumped any Hazardous Substances, Oils, Pollutants or Contaminants or any other wastes produced by, or resulting from, any business, commercial, or industrial activities operations, or processes, on, beneath, or adjacent to the Property or any property formerly owned, operated or leased by the Company except for inventories of such substances to be used, and wastes generated therefrom, in the ordinary course of business of the Company (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable laws and regulations and in a manner such that there has been no material release of any such substances into the environment).

(iv) There exists no written or tangible report, synopsis or summary of any asbestos, toxic waste or Hazardous Substances, Oils, Pollutants or Contaminants investigation made with respect to all or any portion of the assets of the Company (whether or not prepared by experts and whether or not in the possession of the executive officers of the Company).

(v) Definitions: As used herein:

(1) Environmental Laws means all federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment, including, without limitation, laws relating to Releases or threatened Releases of Hazardous Substances, Oils, Pollutants or Contaminants into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, Release, transport or handling of Hazardous Substances, Oils, Pollutants or Contaminants.

(2) Hazardous Substances, Oils, Pollutants or Contaminants means all substances defined as such in the National Oil and Hazardous Substances Pollutant Contingency Plan, 40 C.F.R. §300.6, or defined as such under any Environmental Law.

(3) Release means any release, spill, emission, discharge, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environmental (including, without limitation, ambient air, surface water, groundwater, and surface or subsurface strata) or into or out of any property, including the movement of Hazardous Substances, Oils, Pollutants or Contaminants through or in the air, soil, surface water, groundwater or any property.

z. Any pro forma financial or other information and related notes included in the Registration Statement, each Preliminary Prospectus and the Prospectus comply in all material respects with the requirements of the Act and the rules and regulations of the Commission thereunder and present fairly the pro forma information shown, as of the dates and for the periods covered by such pro forma information. Such pro forma information, including any related notes and schedules, has been prepared on a basis consistent with the historical financial statements and other historical information, as applicable, included in the Registration Statement, the Preliminary Prospectus and the Prospectus, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis to give effect to historical and, if applicable, proposed transactions described in the Registration Statement, each Preliminary Prospectus and the Prospectus.

All of the above representations and warranties shall survive the performance or termination of this Agreement.

3. Purchase, Sale, and Delivery of the Units. On the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, severally and not jointly, and the Underwriters, severally and not jointly, agree to purchase from the Company the number of Units set forth opposite the Underwriters’ names in Schedule 1 hereto.

The purchase price per Unit to be paid by the Underwriters shall be $            . The initial public offering price of the Units shall be $            .

Payment for the Units by the Underwriters shall be made by certified or official bank check in clearing house funds, payable to the order of the Company at the offices of the Representatives, or at such other place in Denver, Colorado as the Representatives shall determine and advise the Company by at least two full days’ notice in writing, upon delivery of the Units to the Representatives. Such delivery and payment shall be made at 10:00 a.m., Mountain Time, on the fourth business day following the time of the initial public offering, as defined in Section 10(a). The time and date of such delivery and payment are herein called the “Closing Date.”

In addition, the Company hereby grants to the Representatives the option to purchase all or a portion of the Additional Securities as may be necessary to cover over-allotments, at the same purchase price per Additional Security as the price per Unit provided for in this Section 3. This option may be exercised by the Representatives on the basis of the representations, warranties, covenants, and agreements of the Company herein contained, but subject to the terms and conditions herein set forth, at any time and from time to time on or before the 60th day following the Effective Date of the Registration Statement, by written notice by the Representatives to the Company. Such notice shall set forth the aggregate number of Additional Securities as to which the option is being exercised, and the time and date, as determined by the Representatives, when such Additional Securities are to be delivered (such time and date are herein called an “Additional Closing Date”); provided, however, that no Additional Closing Date shall be earlier than the Closing Date nor earlier than the third business day after the date on which the notice of the exercise of the option shall have been given nor later than the eighth business day after the date on which such notice shall have been given; and further provided, that not more than two Additional Closings shall be noticed and held following purchase of Additional Securities by the Representatives.

Payment for the Additional Securities shall be made by certified or official bank check in clearing house funds payable to the order of the Company at the offices of the Representatives, or at such other place in Denver, Colorado as you shall determine and advise the Company by at least two full days’ notice in writing, upon delivery of certificates representing the Additional Securities to you.

Certificates for the Units and any Additional Securities purchased shall be registered in such name or names and in such authorized denominations as you may request in writing at least two full business days prior to the Closing Date or Additional Closing Date, as applicable. The Company shall permit you to examine and package such certificates for delivery at least one full business day prior to any such closing with respect thereto.

If for any reason one or more Underwriters shall fail or refuse (otherwise than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) to purchase and pay for the number of Units agreed to be purchased by such Underwriter, the Company shall immediately give notice thereof to the Representatives, and the non-defaulting Underwriters shall have the right within 24 hours after the receipt by the Representatives of such notice, to purchase or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon among the Representatives and such purchasing Underwriter or Underwriters and upon the terms herein set forth, the Units which such defaulting Underwriter or Underwriters agreed to purchase. If the non-defaulting Underwriters fail so to make such arrangements with respect to all such Units, the number of Units which each non-defaulting Underwriter is otherwise obligated to purchase under the Agreement shall be automatically increased pro rata to absorb the remaining Units which the defaulting Underwriter or Underwriters agreed to purchase; provided, however, that the non-defaulting Underwriters shall not be obligated to purchase the Units which the defaulting Underwriter or Underwriters agreed to purchase in excess of 10% of the total number of shares of Units which such non-defaulting Underwriter agreed to purchase hereunder, and provided further that the non-defaulting Underwriters shall not be obligated to purchase any Units which the defaulting Underwriter or Underwriters agreed to purchase if such additional purchase would cause the Underwriter to be in violation of the net capital rule of the Commission or other applicable law. If the total number of Units which the defaulting Underwriter or Underwriters agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within the 24 hours next succeeding the 24-hour period above referred to, to make arrangements with other underwriters or purchasers satisfactory to the Representatives for the purchase of such Units on the terms herein set forth. In any such case, either the Representatives or the Company shall have the right to postpone the Closing for not more than seven business days after the date originally fixed as the Closing in order for any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements to be made. If neither the non-defaulting Underwriters nor the Company shall make arrangements within the 24-hour periods stated above for the purchase of all the Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter, except the Company shall be liable for actual expenses incurred by the Representatives as provided in Section 10 hereof, and without any liability on the part of any non-defaulting Underwriter to the Company.

Nothing contained herein shall relieve any defaulting Underwriter of its liability, if any, to the Company or to the remaining Underwriters for damages occasioned by its default hereunder.

4. Offering. The Underwriters are to make a public offering of the Units as soon, on or after the effective date of the Registration Statement, as the Representatives deem it advisable so to do. The Units are to be initially offered to the public at the initial public offering price as provided for in Section 3 (such price being herein called the “public offering price”). After the initial public offering, you may from time to time increase or decrease the price of the Units, in your sole discretion, by reason of changes in general market conditions or otherwise.

5. Covenants of the Company. The Company covenants that it will:

a. Use its best efforts to cause the Registration Statement to become effective as promptly as possible. If the Registration Statement has become or becomes effective with a form of Prospectus omitting certain information pursuant to Rule 430A of the Regulations, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to you of such timely filing.

b. Notify you immediately, and confirm such notice in writing, (i) when the Registration Statement and any post-effective amendment thereto become effective, (ii) of the receipt of any comments from the Commission or the “blue sky” or securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment thereto, the Prospectus, or any amendment or supplement thereto, and (iii) of the receipt of any notification with respect to a Stop Order or the initiation or threatening of any proceeding with respect to a Stop Order. The Company will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to obtain the lifting thereof as promptly as possible.

c. During the time when a prospectus relating to the Units or the Additional Securities is required to be delivered hereunder or under the Act or the Regulations, comply so far as it is able with all requirements imposed upon it by the Act, as now existing and as hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Units and Additional Securities in accordance with the provisions hereof and the Prospectus. If, at any time when a prospectus relating to the Units, the Common Stock or Warrants or Additional Securities is required to be delivered hereunder or under the Act or the Regulations, any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Representatives, the Registration Statement or the Prospectus, as then amended or supplemented, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of either of such counsel, it is necessary at any time to amend or supplement the Registration Statement or the Prospectus to comply with the Act or the Regulations, the Company will immediately notify you and promptly prepare and file with the Commission an appropriate amendment or supplement (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance and will use its best efforts to have any such amendment declared effective as soon as possible.

d. Deliver without charge to you such number of copies of each Preliminary Prospectus as you may reasonably request and, as soon as the Registration Statement or any amendment thereto becomes effective or a supplement is filed, deliver without charge to you two signed copies of the Registration Statement or such amendment thereto, as the case may be, including exhibits, and two copies of any supplement thereto, and deliver without charge to you such number of copies of the Prospectus, the Registration Statement, and amendments and supplements thereto, if any, without exhibits, as you may reasonably request for the purposes contemplated by the Act.

e. Endeavor in good faith, in cooperation with you, at or prior to the time the Registration Statement becomes effective, to qualify the Units, Common Stock and Warrants and Additional Securities for offering and sale under the “blue sky” or securities laws of such jurisdictions as you reasonably may designate; provided, however, that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject. In each jurisdiction where such qualification shall be effected, the Company will, unless you agree in writing that such action is not at the time necessary or advisable, file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.

f. Make generally available (within the meaning of Section 11 (a) of the Act and the Regulations) to its security holders as soon as practicable, but not later than fifteen (15) months after the date of the Prospectus, an earnings statement (which need not be certified by independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Section 11(a) of the Act and the Regulations) covering a period of at least 12 months beginning after the effective date of the Registration Statement.

g. For a period of five years after the Effective Date of the Registration Statement, furnish you, without charge, the following:

(i) Within 90 days after the end of each fiscal year, three copies of financial statements certified by independent certified public accountants, including a balance sheet, statement of operations, and statement of cash flows of the Company and its then existing subsidiaries, with supporting schedules, prepared in accordance with generally accepted accounting principles, at the end of such fiscal year and for the 12 months then ended;

(ii) As soon as practicable after they have been sent to stockholders of the Company or filed with the Commission, three copies of each annual and interim financial and other report or communication sent by the Company to its stockholders or filed with the Commission;

(iii) As soon as practicable, two copies of every press release and every material news item and article in respect of the Company or its affairs which was released by the Company;

(iv) Notice of any regular quarterly or special meeting of the Company’s Board of Directors concurrently with the sending of such notice to the Company’s directors; and

(v) Such additional documents and information with respect to the Company and its affairs and the affairs of any of its subsidiaries as you may from time to time reasonably request.

h. Maintain compliance with all provisions of the Sarbanes-Oxley Act of 2002, and all rules and regulations adopted by the Securities and Exchange Commission or any Self Regulatory Organization (“SRO”) thereunder and also designate and maintain an Audit Committee whose membership and charter complies with the rules of the American Stock Exchange, of which the members shall be subject to your reasonable approval, and which will generally supervise the financial affairs of the Company.

i. Furnish to you as early as practicable prior to the Closing Date and any Additional Closing Date, as the case may be, but not less than two full business days prior thereto, a copy of the latest available unaudited interim financial statements of the Company which have been read by the Company’s independent certified public accountants, as stated in their letters to be furnished pursuant to Section 7(e).

j. File no amendment or supplement to the Registration Statement or Prospectus at any time, whether before or after the Effective Date of the Registration Statement, unless such filing shall comply with the Act and the Regulations and unless you shall previously have been advised of such filing and furnished with a copy thereof, and you and counsel for the Representatives shall have approved such filing in writing within a reasonable time of receipt thereof.

k. Comply with all periodic reporting and proxy solicitation requirements which may from time to time be applicable to the Company as a result of the Company’s registration under the Exchange Act on a Registration Statement on Form 8-A as required under Section 7(a) hereof.

l. Comply with all provisions of all undertakings contained in the Registration Statement.

m. Prior to the Closing Date or any Additional Closing Date, as the case may be, issue no press release or other communication, directly or indirectly, and hold no press conference and grant no interviews with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or this offering, without your prior written consent.

n. File timely with the Commission, the National Association of Securities Dealers, Inc. (the “NASD”), the American Stock Exchange, or any SRO having regulatory authority over the Company all reports required to be filed.

o. On or prior to the Closing Date, sell to the Representatives for a total purchase price of $120, Representatives’ Options entitling the Representatives or their assigns to purchase Units consisting of (i) 120,000 shares of Common Stock at a price equal to 120% of the assumed public offering price per share of the Common Stock ($            ), and (ii) 120,000 Warrants at a price equal to 165% of the assumed public offering price of the Warrants ($            ), with the terms of the Representatives’ Options, including exercise period, anti-dilution provisions, exercise price, exercise provisions, transferability, and registration rights, to be in the form filed as an exhibit to the Registration Statement.

p. Until expiration of the Representatives’ Options, keep reserved sufficient shares of Common Stock for issuance upon exercise of the Representatives’ Options, and shares of Common Stock for issuance upon exercise of the warrants contained in the Representatives’ Options.

q. Upon the Closing Date, engage a financial public relations firm acceptable to the Representatives to assist the Company in preparing regular announcements and disseminating such information to the financial community, such engagement to extend for four consecutive six month terms; provided the Representatives shall have the right to approve the public relations firm before the renewal of any six-month term. It is currently anticipated that KM Financial, Inc. will act as the Company’s public relations firm for the first six month period after the Closing Date.

r. Within 10 days of the Closing Date, the Company will retain a research firm to provide coverage of the Company for a period of not less than 12 months. The research firm must be acceptable to the Representatives in their sole discretion.

s. Adopt procedures for the application of the net proceeds the Company receives from the sale of the Units and apply the net proceeds from the sale of the Units substantially in the manner set forth in the Prospectus, which does not contemplate repayment of debt to officers, directors, stockholders or affiliates of the Company, unless any deviation from such application is in accordance with the Prospectus and occurs only after approval by the Board of Directors of the Company and then only after the Board of Directors has obtained the written opinion of recognized legal counsel experienced in federal and state securities laws as to the propriety of any such deviation.

t. Within the time period which the Prospectus is required to be delivered under the Act, comply, at its own expense, with all requirements imposed upon it by the Act, as now or hereafter amended, by the Rules and Regulations, as from time to time may be enforced, and by any order of the Commission, so far as necessary to permit the continuance of sales or dealing in the Units, Common Stock and Warrants.

u. At the Closing, deliver to the Representatives true and correct copies of the Articles of Incorporation of the Company and all amendments thereto, all such copies to be certified by the Secretary of the Company; true and correct copies of the by-laws of the Company and of the minutes of all meetings of the directors and stockholders of the Company held prior to the Closing which in any way relate to the subject matter of this Agreement or the Registration Statement.

v. Use all reasonable efforts to comply or cause to be complied with the conditions precedent to the several obligations of the Underwriters in Section 7 hereof.

w. File with the Commission all required information concerning use of proceeds of the Public Offering in Forms 10-QSB and 10-KSB in accordance with the provisions of the Act and to provide a copy of such reports to the Representatives and its counsel.

x. Supply to the Representatives and the Representatives’ counsel at the Company’s cost, two bound volumes each containing material documents relating to the offering of the Units within a reasonable time after the Closing, not to exceed 90 days.

y. As soon as possible prior to the Effective Date, and as a condition of the Underwriter’s obligations hereunder, (i) have the Company listed on an accelerated basis, and maintain such listing for not less than five years from the Closing Date, in Standard & Poor’s Standard Corporation Records; (ii) have the Units authorized for listing on the American Stock Exchange as of the Effective Date, on the Closing Date, on the Additional Closing Date and thereafter until a Notice of Separation is given by the Company and has become effective, provided the Company is in compliance with the American Stock Exchange maintenance requirements; and (iii) have appointed Atlas Stock Transfer, Inc. in Salt Lake City, Utah or a firm acceptable to the Representatives as its transfer agent, subject to competitive pricing.

z. As soon as possible prior to the delivery by the Company of the Notice of Separation, take all steps necessary to have the Company’s Common Stock and Warrants, to the extent eligible, listed on the American Stock Exchange.

aa. Continue, for a period of at least three years following the Effective Date of the Registration Statement, to appoint such auditors as are reasonably acceptable to the Representatives, which auditors shall (i) prepare financial statements in accordance with Regulation S-B or, if applicable, Regulation S-X under the General Rules and Regulations of the Act and (ii) examine (but not audit) the Company’s financial statements for each of the first three (3) fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s 10-QSB quarterly report and the mailing of quarterly financial information to security holders.

bb. Upon the Effective Date of the Registration Statement, obtain “key man” life insurance policies in the amount of $1,000,000 on the life of Lloyd Rochford and in the amount of $500,000 on the life of Stanley McCabe, with the Company designated as the beneficiary of such policies, and pay the annual premiums thereon for a period of not less than two years from the Effective Date of the Registration Statement. If by mutual agreement of the Representatives and the Company, it is determined that “key man” insurance is not practical, Lloyd Rochford and/or Stanley McCabe will at or prior to the Closing Date execute agreements with the Company that during a two year period from the Closing Date, any options to purchase Company shares held by Mr. Rochford or Mr. McCabe will automatically terminate and expire in the event of such person’s death

cc. Cause its transfer agent to furnish the Representatives a duplicate copy of the daily transfer sheets prepared by the transfer agent during the six-month period commencing on the Effective Date of the Registration Statement and instruct the transfer agent to timely provide, upon the request of the Representatives, not more than once monthly, duplicate copies of such transfer sheets and/or a duplicate copy of a list of stockholders, all at the Company’s expense, for a period of 4 1/2 years after such six-month period.

dd. On the Closing Date, enter into a Consulting Agreement with the Representatives whereby the Company will agree to pay the Representatives a financial consulting fee of $3,000 per month for the succeeding 24 month period. The entire 24 month consulting fee will be due and payable on the Closing Date less the amounts paid to the Representatives through the Closing Date as consulting fees under the letter of intent between the Company and the Representatives dated June 5, 2003.

ee. Afford the Representatives the right, but not the obligation, commencing on the Effective Date and surviving for a period of three years, to designate one observer to attend meetings of the Board of Directors. The designee, if any, and the Representatives will receive notice of each meeting of the Board of Directors in accordance with Nevada law. Any such designee will receive reimbursement for all reasonable costs and expenses incurred in attending meetings of the Board of Directors, including but not limited to, food, lodging and transportation, together with such other fee or such compensation as is paid by the Company to the highest compensated outside member of the Board of Directors. Moreover, to the extent permitted by law, the Representatives and their designee shall be indemnified for the actions of such designee as an observer to the Board of Directors and in the event the Company maintains a liability insurance policy affording coverage for the acts of its officers and/or directors, to the extent permitted under such policy, each of the Representatives and their designee shall be an insured under such policy. During the stated three-year period, the Representatives’ observer to the Company’s Board of Directors will be (i) invited to attend meetings of the Company’s Board of Directors; (ii) provided with a copy of all Actions by Unanimous Written consent of the Board of Directors in lieu of an actual meeting; (iii) furnished with a copy of all public filings by the Company and Company press releases as released; (iv) updated by the Company’s management on at least a quarterly basis, regarding the Company’s activities, prospects and financial condition; and (v) advised immediately of material events to the extent consistent with applicable law. During the subject three-year period, the Company will hold meetings of its Board of Directors at intervals of not less than 90 days. Any observer designated by the Representatives, as herein provided, shall be acceptable to the Company, which acceptance shall not be unreasonably withheld, and such designated observer shall make certain representations in writing to the Company concerning his responsibilities under the federal securities laws with respect to information obtained by such observer as a result of his attendance at meetings of the Board of Directors of the Company and as a result of the receipt by him of other nonpublic information concerning the Company. It is currently anticipated that the Representatives will request Anthony B. Petrelli to be appointed as Board observer.

ff. For a period of 12 months after the Closing Date, any changes in the compensation arrangements of any member of the Company’s management shall not be made without 30 days prior written notice given by the Company to the Representatives.

gg. The Company is not liable for the payment of finders’ or similar compensation on behalf of or payable by the Company in connection with this or any other transaction involving the Company or the Representatives. The Company will indemnify the Representatives and the other members of the underwriting syndicate from and against any damage or loss arising out of any inaccuracy in the foregoing representation.

hh. On the Closing Date, enter into a Warrant Exercise Fee Agreement with the Representative whereby the Company will agree to pay the Representative a fee of 3% of the aggregate exercise price of each Warrant exercised after the Effective Date, of which a portion may be allowed by the Representative to the dealer who solicited the exercise (which may also be the Representative), subject to applicable NASD guidelines.

ii. The Company shall deliver the Notice of Separation, after consulting with the Representatives, in accordance with the time frames set forth in Section 1 above.

6. Payment of Expenses. The Company hereby agrees to pay all expenses (subject to the last sentence of this Section 6) in connection with the offering, including but not limited to (a) the preparation, printing, filing, distribution, and mailing of the Registration Statement and the Prospectus, including NASD, SEC, American Stock Exchange filing and/or application fees, and the printing, filing, distribution, and mailing of this Agreement, any Agreement Among Underwriters, Selected Dealers Agreement, preliminary and final Blue Sky Memorandums, material to be circulated to the Underwriters by you and other incidental or related documents, including the cost of all copies thereof and of the Preliminary Prospectuses and of the Prospectus, and any amendments or supplements thereto, supplied to the Representatives in quantities as hereinabove stated, (b) the issuance, sale, transfer, and delivery of the Units, the Common Stock, the Warrants, the Additional Securities, the Warrant Shares and the

Representatives’ Options, including, without limitation, any original issue, transfer or other taxes payable thereon and the costs of preparation, printing and delivery of certificates representing such securities, as applicable, (c) the qualification of the Units, the Common Stock, the Warrants, the Additional Securities, the Warrant Shares and the Representatives’ Options under state or foreign “blue sky” or securities laws, (d) the fees and disbursements of counsel for the Company and the accountants for the Company, (e) the listing of the Units, the Common Stock and the Warrants on the American Stock Exchange, and (f) a Representatives’ non-accountable expense allowance equal to 3% of the aggregate gross proceeds from the sale of the Units, the Common Stock, the Warrants and the Additional Securities. Prior to or immediately following the Closing Date, the Company shall bear the costs of tombstone announcements not to exceed $4,000, if requested to do so by the Representatives. The Company shall pay all expenses incurred in connection with any road shows. The Representatives shall pay the costs of their counsel.

The Company has previously remitted to the Representatives the sum of $70,000, which sum has been credited as a partial payment in advance of the non-accountable expense allowance provided for in Section 6(f) above.

7. Conditions of Underwriters’ Obligations. The Underwriters’ obligation to purchase and pay for the Units and the Additional Securities, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to you, as of the date hereof and as of the Closing Date (or the Additional Closing Date, as the case may be), to the performance by the Company of its obligations hereunder, and to the following conditions:

a. The Registration Statement shall have become effective under the Securities Act of 1933, and the Units, Company’s Common Stock and Warrants shall have been registered under Section 12(g) of the Securities Exchange Act of 1934, not later than 5:00 p.m., local Denver time, on the date of this Agreement or such later date and time as shall be consented to in writing by you.

b. At the Closing Date and any Additional Closing Date, you shall have received the favorable opinion of Johnson, Jones, Dornblaser, Coffman & Shorb, counsel for the Company, dated the date of delivery, addressed to you, and in form and scope satisfactory to your counsel, to the effect that:

(i) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada, with corporate power to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Prospectus. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so qualified would not preclude it from enforcing its rights with respect to any material contract or expose it to any material liability;

(ii) The authorized capital stock of the Company as of the date of this Agreement consisted of 100,000,000 shares of Common Stock, of which              shares of Common Stock are issued and outstanding,              shares of Common Stock are reserved for issuance upon the exercise or conversion of outstanding options and warrants, and 10,000,000 shares of preferred stock, of which no shares of preferred stock are issued and outstanding. Each outstanding share of capital stock has been duly authorized, validly issued and fully paid and is nonassessable. Based upon a written inquiry to the Company and a review of the records of the Company in counsel’s possession, counsel is not aware of any (i) commitment, plan, or arrangement to issue, or of an outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as set forth above, and except as is properly described in the Prospectus or (ii) any outstanding security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as described in the Prospectus;

(iii) Counsel is not aware of any litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect (or any basis therefor) with respect to the Company or any of its respective operations, businesses, properties, or assets, except as may be properly described in the Prospectus or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. Counsel is not aware of any violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as may be properly described in the Prospectus or such as in the aggregate have been disclosed to the Representatives and do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is counsel aware that the Company is required to take any action in order to avoid any such violation or default;

(iv) Neither the Company nor any other party is now or is expected by the Company to be in violation or breach of, or in default with respect to, complying with any material provision of any contract, agreement, instrument, lease, license, arrangement, or understanding which is material to the Company;

(v) The Company is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation or by-laws;

(vi) The Company has all requisite corporate power and authority to execute and deliver and to perform under this Agreement, the Warrants, the Representatives’ Option and the Consulting Agreement. All necessary corporate proceedings of the Company have been taken to authorize the execution and delivery and performance thereunder by the Company of this Agreement, the Warrants, the Representatives’ Options and the Consulting Agreement. Each of this Agreement, the Warrants, the Representatives’ Options and the Consulting Agreement have been duly authorized, executed and delivered by the Company, and is a legal, valid, and binding obligation of the Company, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors’ rights generally and equitable principles that may limit the enforceability of certain terms, including concepts of mutuality, responsibility, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally), enforceable as to the Company in accordance with their respective terms. No opinion need be given, however, to the enforceability of any indemnity provisions, forum selection clauses or arbitration clauses. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by the Company for the execution or delivery, or performance thereunder by the Company of this Agreement, the Warrants, Representatives’ Options and the Consulting Agreement (except filings under the Act which have been made prior to the Closing Date and consents consisting only of consents under “blue sky” or securities laws which are required in connection with the transactions contemplated by this Agreement, and which have been obtained on or prior to the date the Registration Statement becomes effective under the Act). No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution or delivery, or performance thereunder of this Agreement, the Warrants, the Representatives’ Options or the Consulting Agreement; and the execution and delivery and performance thereunder of this Agreement, the Warrants, the Representatives’ Options and the Consulting Agreement will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the Articles of Incorporation or by-laws of the Company, or violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject;

(vii) The Units, including the shares of Common Stock and Warrants are, the shares of Common Stock issuable on exercise of the Warrants will be, the shares of Common Stock underlying the Representatives’ Options will be upon exercise of the Representatives’ Options and upon issuance, delivery and payment therefor as described in the Registration Statement, validly authorized, validly issued, fully paid, and nonassessable and not issued in violation of any preemptive rights of stockholders of the Company, and the Underwriters will have received good title to the Units, and Additional Securities purchased by them from the Company, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders’ agreements, and voting trusts; upon payment for the Warrant Shares and the Representatives’ Options, the holders thereof will receive good title to such securities, free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders’ agreement and voting trusts. The Units, the Common Stock, the Warrants, the Warrant Shares and the Representatives’ Options conform to all statements relating thereto contained in the Registration Statement or the Prospectus;

(viii) The Warrant Shares have been duly and validly reserved for issuance pursuant to the terms of the Warrant Agreement between the Company and its transfer agent and shares of Common Stock underlying the Representatives’ Options have been duly and validly reserved for issuance pursuant to the terms of the Representatives’ Options or the Warrant Agreement, as the case may be;

(ix) Any contract, agreement, instrument, lease, or license that is known to counsel and that is required to be described in the Registration Statement or the Prospectus has been properly described therein. Any contract, agreement, instrument, lease, or license that is known to counsel and that is required to be filed as an exhibit to the Registration Statement has been filed with the Commission as an exhibit to or has been incorporated as an exhibit by reference into the Registration Statement;

(x) Insofar as statements in the Prospectus purport to summarize the status of litigation or the provisions of laws, rules, regulations, orders, judgments, decrees, contracts, agreements, instruments, leases, or licenses, such statements have been prepared or reviewed by such counsel and accurately reflect the status of such litigation and provisions purported to be summarized and are correct in all material respects;

(xi) Except as provided in the Registration Statement, no person or entity has the right to require registration of shares of Common Stock or other securities of the Company because of the filing or effectiveness of the Registration Statement;

(xii) The Registration Statement has been declared effective under the Act. No Stop Order has been issued and no proceedings for that purpose have been instituted or threatened, and the Company’s Units, Common Stock and Warrants have been registered under the Securities Exchange Act of 1934;

(xiii) The Registration Statement and the Prospectus, and any amendment or supplement thereto, comply as to form in all material respects with the requirements of the Act and the Regulations;

(xiv) Such counsel has no reason to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that no opinion need be expressed as to the consolidated financial statements and other financial data and schedules which are or should be contained therein);

(xv) Since the Effective Date of the Registration Statement, such counsel has not been informed of any event which has occurred which should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been set forth in such an amendment or supplement;

(xvi) The Company has not informed counsel that the Company is currently offering any securities for sale except as described in the Registration Statement;

(xvii) Such counsel has no knowledge of any promoter, affiliate, parent or subsidiaries of the Company except as are described in the Registration Statement;

(xviii) Counsel has no knowledge of any subsidiaries of the Company except as described in the Registration Statement;

(xix) The Units, the Common Stock and the Warrants are eligible for listing on the American Stock Exchange;

(xx) Such counsel has no reason to believe that issued and outstanding shares of Common Stock and all other securities issued and sold or exchanged by the Company or its subsidiaries have not been issued and sold or exchanged in compliance with all applicable state and federal securities laws and regulations;

(xxi) Such counsel has not been informed that Company or any of its Property are not in compliance with any Environmental Laws or that the Company is not in full compliance with all permits, licenses and authorizations relating to Environmental Laws; and

(xxii) The Company is in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted thereunder by the Securities and Exchange Commission, the American Stock Exchange and each SRO having regulatory authority over the Company.

In rendering such opinion, counsel for the Company may rely (A) as to matters involving the application of laws other than the laws of the United States and the laws of the State of Nevada, to the extent counsel for the Company deems proper and to the extent specified in such opinion, upon an opinion or opinions (in form and substance satisfactory to counsel for the Representatives) of other counsel, acceptable to counsel for the Representatives, familiar with the applicable laws, in which case the opinion of counsel for the Company shall state that the opinion or opinions of such other counsel are satisfactory in scope, form, and substance to counsel for the Company and that reliance thereon by counsel for the Company is reasonable; (B) as to matters of fact, to the extent the Representatives deem proper, on certificates of responsible officers of the Company; and (C) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Representatives.

c. On or prior to the Closing Date and any Additional Closing Date, as the case may be, you shall have been furnished such information, documents, certificates, and opinions as you may reasonably require for the purpose of enabling you to review the matters referred to in Section 7(b), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as you may reasonably request.

d. At the Closing Date and any Additional Closing Date, as the case may be, you shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the Closing Date or such Additional Closing Date, as the case may be, to the effect that the conditions set forth in Section 7(a) have been satisfied, that as of the date of this Agreement and as of the Closing Date or such Additional Closing Date, as the case may be, the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date or such Additional Closing Date, as the case may be, the obligations to be performed by the Company hereunder on or prior thereto have been fully performed.

e. At the time this Agreement is executed and at the Closing Date and any Additional Closing Date, as the case may be, you shall have received a letter from Hansen, Barnett & Maxwell, P.C., Certified Public Accountants, addressed to you and dated the date of delivery but covering a period within three business days of such date, in form and substance satisfactory to you.

f. All proceedings taken in connection with the issuance, sale, transfer, and delivery of the Units and the Additional Securities shall be satisfactory in form and substance to you and to counsel for the Representatives, and you shall have received a favorable opinion from counsel to the Company, dated as of the Closing Date or the Additional Closing Date, as the case may be, with respect to such of the matters set forth under Section 7(b), and with respect to such other related matters, as you may reasonably request.

g. The NASD, upon review of the terms of the public offering of the Units and the Additional Securities, shall not have objected to your participation in such offering.

h. The Company shall have received notice that the Units are eligible to be listed on the American Stock Exchange as of the Effective Date.

i. All outstanding and proposed options, warrants and securities convertible in shares of the Company’s Common Stock shall not exceed immediately after the

Closing Date an amount in excess of                      % of the Company’s outstanding Common Stock (not including the Warrants and Options to be issued to the Representatives hereunder).

j. At the Closing Date, the Company shall be in full compliance with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations adopted thereunder by the Securities and Exchange Commission, the American Stock Exchange or any SRO having regulatory authority over the Company.

Any certificate or other document signed by any officer of the Company and delivered to you or to counsel for the Representatives shall be deemed a representation and warranty by the Company hereunder to the Representatives as to the statements made therein. If any condition to your obligations hereunder to be fulfilled prior to or at the Closing Date or any Additional Closing Date, as the case may be, is not so fulfilled, you may terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment.

8. Indemnification and Contribution.

a. Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Underwriters, the Representatives, and each of their officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Representatives or any one of the Underwriters within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 8, but not be limited to, attorneys’ fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained (A) in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or (B) in any application or other document or communication (in this Section 8 collectively called an “application”) in any jurisdiction in order to qualify the Units and Additional Securities under the “blue sky” or securities laws thereof or filed with the Commission or any securities exchange; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement; however, the Company shall have no liability under this Section 8 if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be.

If any action is brought against the Underwriters, the Representatives or any of their officers, directors, partners, employees, agents, or counsel, or any controlling persons of an Underwriter or the Representatives (an “indemnified party”) in respect of which indemnity may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company in writing of the institution of such action (but the failure so to notify shall not relieve the Company from any liability it may have other than pursuant to this Section 8(a)) and the Company shall promptly assume the defense of such action, including the employment of counsel (satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to the Company, in any of which events such fees and expenses shall be borne by the Company. Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Underwriters and the Representatives of the commencement of any litigation or proceedings against the Company or against any of its officers or directors in connection with the sale of the Units or the Additional Securities, any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or any application.

b. The Underwriters agree to indemnify and hold harmless the Company, each director of the Company, each officer of the Company who shall have signed the Registration Statement, each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, and the Company’s employees, agents and counsel, to the same extent as the foregoing indemnity from the Company to the Underwriters in Section 8(a), but only with respect to statements or omissions, if any, made in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company as stated in this Section 8(b) with respect to the Underwriters by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be; provided, however, that the obligation of the Underwriters to provide indemnity under the provisions of this Section 8(b) shall be limited to the amount which represents the product of the number of Units and Additional Securities sold hereunder and the initial public offering prices per Unit set forth on the cover page of the Prospectus. For all purposes of this Agreement, the amounts of the selling concession and reallowance set forth in the Prospectus, the information under “Underwriting” and the identification of counsel to the Representatives under “Legal Matters” constitute the only information furnished in writing by or on behalf of the Underwriters expressly for inclusion in any Preliminary Prospectus, the Registration Statement, or the Prospectus (as from time to time amended or supplemented), or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration

Statement or the Prospectus, or any amendment or supplement thereto, or any application, and in respect of which indemnity may be sought against the Underwriters pursuant to this Section 8(b), the Underwriters shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 8(a).

c. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in this Section 8 is for any reason held to be unavailable to the Underwriters or the Company, then the Company shall contribute to the damages paid by the several Underwriters, and the several Underwriters shall contribute to the damages paid by the Company; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the sale of the Units and Additional Securities (taking into account the portion of the proceeds of the offering realized by each), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total public offering price of the Units and Additional Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. The Underwriters’ obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act, shall have the same rights to contribution as the Company. Anything in this Section 8(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

9. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and any Additional Closing Date, and such representations, warranties, covenants, and agreements of the Underwriters and the Company, including the indemnity and contribution agreements contained in Section 8, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Representatives, the Underwriters or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section 8(b), and shall survive termination of this Agreement or the delivery of the Units and the Additional Securities to the Underwriters for a period equal to the statute of limitations for claims related hereto, but not to exceed an aggregate of three years from the date hereof. In addition, the provisions of Sections 5(a), 6, 8, 9, 10, and 12 shall survive termination of this Agreement, whether such termination occurs before or after the Closing Date or any Additional Closing Date.

10. Effective Date of This Agreement and Termination Thereof.

a. This Agreement shall be executed within 24 hours of the Effective Date of the Registration Statement and shall become effective on the Effective Date or at the time of the initial public offering of the Units, whichever is earlier. The time of the initial public offering shall mean the time, after the Registration Statement becomes effective, of the release by the Representatives for publication of the first newspaper advertisement which is subsequently published relating to the Units or the time, after the Registration Statement becomes effective, when the Units are first released by the Representatives for offering by dealers by letter or telegram, whichever shall first occur. The Representatives or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except as noted below in this Section 10, by giving the notice indicated in Section 10(c) before the time this Agreement becomes effective.

b. The Representatives shall have the right to terminate this Agreement at any time prior to the Closing Date or any Additional Closing Date, as the case may be, by giving notice to the Company if there shall have been a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or if there shall have been an outbreak of major hostilities or other national or international calamity, or terrorist activity, that causes significant disruption in the financial markets; or if a banking moratorium has been declared by a state or federal authority; or if a moratorium in foreign exchange trading by major international banks or persons has been declared; or if there shall have been a material interruption in the mail service or other means of communication within the United States; or if the Company shall have sustained a material or substantial loss by fire, explosion, blow out, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act which, whether or not such loss shall have been insured, will, in the Representatives’ opinion, make it inadvisable to proceed with the offering, sale, or delivery of the Units or the Additional Securities, as the case may be; or if there shall have been such material and adverse change in the market for securities in general so as to make it inadvisable to proceed with the offering, sale, and delivery of the Units or the Additional Securities, as the case may be, on the terms contemplated by the Prospectus due to the impaired investment quality of the Units or the Additional Securities; or if the Dow Jones Industrial Average shall have fallen by 15% or more from its closing price on the day immediately preceding the date that the Registration Statement is declared effective by the Commission.

c. If the Representatives elect to prevent this Agreement from becoming effective as provided in this Section 10, or to terminate this Agreement, it shall notify the Company promptly by telephone or facsimile, confirmed by letter. If, as so provided, the Company elects to prevent this Agreement from becoming effective, the Company shall notify the Representatives promptly by telephone or facsimile, confirmed by letter.

d. Anything in this Agreement to the contrary notwithstanding other than Section 10(e), if this Agreement shall not become effective by reason of an election pursuant to this Section 10 or if this Agreement shall terminate or shall otherwise not be carried out prior to August 14, 2004 because (i) of any reason solely within the control of the Company or its stockholders and not due to the breach of any representation, warranty or covenant or bad faith of the Representatives, (ii) the Company unilaterally withdraws the proposed Public Offering from the Representatives in favor of another underwriter, (iii) the Company does not permit the Registration Statement to become effective for any reason other than if the Units are proposed to be priced at less than $4.00 per share, in which event this provision will not apply, (iv) of any material discrepancy in any representation by the Company and/or its officers, directors, stockholders, agents, advisers or representatives, made in writing, including but not limited to the Registration Statement, to the Representatives, (v) the Company is, directly and/or indirectly, negotiating with other persons or entities of whatsoever nature relating to a possible Public Offering of its securities, or (vi) of any failure on the part of the Company to perform any covenant or agreement or satisfy any condition of this Agreement by it to be performed or satisfied, then, in any of such events, the Company shall be obligated to reimburse the Representatives for its out-of-pocket expenses on an accountable basis. Should the Representatives be required to account for “out-of-pocket” expenses, any expense incurred by the Representatives shall be deemed to be reasonable and unobjectionable upon a reasonable showing by the Representatives that such expenses were incurred, directly or indirectly, in connection with the proposed transaction and/or relationship of the parties hereto, as described herein. In no event will the Representatives be entitled to reimbursement of accountable expenses exceeding $75,000, inclusive of the $70,000 advanced against the non-accountable expense allowance.

e. Notwithstanding any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Sections 5(a), 6, 8, 9, and 10 shall not be in any way affected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

f. Anything in this Agreement to the contrary notwithstanding other than Sections 10(d) and (e), if this Agreement shall not be carried out within the time specified herein for any reason other than as set forth in Section 10(d), the Company shall have no liability to the Representatives other than for the Representatives’ accountable expenses up to a maximum aggregate amount of $70,000, which amount has been paid in advance in accordance with Section 6 hereof.

11. Notices. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Representatives, shall be mailed, delivered, or sent by facsimile transmission and confirmed by original letter, to Neidiger, Tucker, Bruner, Inc., 1675 Larimer Street, Suite 300, Denver, Colorado 80202, Attention: Anthony B. Petrelli, with a copy to Samuel E. Wing, Jones & Keller, P.C., 1625 Broadway, Suite 1600, Denver, Colorado 80202; or if sent to the Company shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to Arena Resources, Inc., 4920 South Lewis Street, Suite 107, Tulsa, Oklahoma, 74105, Attention: Lloyd Tim Rochford, President, with a copy to John B. Johnson, Jr., Johnson, Jones, Dornblaser, Coffman & Shorb, P.C., 2200 Bank of America Center, 15 West Sixth Street, Tulsa, Oklahoma 74119. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

12. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Underwriters, the Company, and the persons and entities referred to in Section 8 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any buyer, as such, of the Common Stock and Warrants or the Additional Securities) and no other person shall have or be construed to have any legal or equitable right, remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

13. Construction. This Agreement shall be construed in accordance with the laws of the State of Colorado, without giving effect to conflict of laws. Time is of the essence in this Agreement. The parties acknowledge that this Agreement was initially prepared by the Representatives, and that all parties have read and negotiated the language used in this Agreement. The parties agree that, because all parties participated in negotiating and drafting this Agreement, no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party’s role in drafting this Agreement.

If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ARENA RESOURCES, INC.

By:
Lloyd Tim Rochford, President

Accepted as of the date first above written.

Denver, Colorado

NEIDIGER, TUCKER, BRUNER, INC.

By:
Anthony B. Petrelli, Vice President

LANE CAPITAL MARKETS, LLC

By:
John D. Lane, Manager

ARENA RESOURCES, INC.

(a Nevada corporation)

SCHEDULE 1

This Schedule sets forth the name of each Underwriter referred to in the Underwriting Agreement and the number of Units to be sold by the Company.

Name	Number of Units
Neidiger, Tucker, Bruner, Inc.
Lane Capital Markets

Total	1,200,000